UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PBYI	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As disclosed in Item 5.07 below, on June 15, 2021, at the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) of Puma Biotechnology, Inc., a Delaware corporation (the “Company”), the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Puma Biotechnology, Inc. 2011 Incentive Award Plan (as amended, the “Plan”).

The Plan Amendment increases the number of shares of common stock reserved for issuance under the Plan by 2,000,000 shares to a total of 14,529,412 shares, all of which may be granted as incentive stock options; in addition, the Plan Amendment provides that incentive stock options may be granted under the Plan until April 1, 2031. The Plan Amendment was adopted by the Board on April 1, 2021, subject to receiving stockholder approval at the 2021 Annual Meeting.

The terms and conditions of the Plan Amendment are described in the section entitled “Proposal 5 – Approval of Increasing the Number of Shares Reserved for Issuance under the 2011 Plan by 2,000,000 Shares” (the “Share Reserve Stockholder Proposal”) in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2021. The description of the terms and conditions of the Plan Amendment in the Share Reserve Stockholder Proposal does not purport to be complete descriptions of the Plan Amendment and is qualified in its entirety by reference to the complete text of the Plan Amendment, a copy of which is filed as Exhibit 10.1, to this Current Report on Form 8-K and is incorporated by reference herein.

In addition, at the 2021 Annual Meeting, the Company’s stockholders approved an amendment to the terms of the warrant, issued to Alan H. Auerbach, President and Chief Executive Officer of the Company on October 4, 2011, to purchase 2,116,250 shares of the Company’s common stock at $16.00 per share (the “Auerbach Warrant”), to extend the term of the Auerbach Warrant from October 4, 2021 to October 4, 2026 (the “Auerbach Warrant Amendment”). The description of the terms and conditions of the Auerbach Warrant Amendment does not purport to be a complete description of the Auerbach Warrant Amendment and is qualified in its entirety by reference to the complete text of the Auerbach Warrant Amendment, a copy of which is filed as Exhibit 4.1, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The Company held the 2021 Annual Meeting on June 15, 2021 at the Company’s principal executive offices, 10880 Wilshire Blvd., Suite 2150, Los Angeles, California.

(b)	The following proposals were voted upon at the 2021 Annual Meeting, and the final voting results with respect to each such proposal are set forth below:

Proposal 1:

The Company’s stockholders elected the seven nominated directors identified below, each to serve and to hold office for a one-year term until the close of the Company’s next annual meeting of stockholders in 2022 and until their successors have been duly elected and qualified or until their earlier resignation or removal.

Nominee	For	Withheld	Broker Non-Votes
Alan H. Auerbach	31,145,368	1,804,783	3,019,472
Ann C. Miller	31,134,879	1,815,272	3,019,472
Michael P. Miller	26,042,657	6,907,494	3,019,472
Jay M. Moyes	31,092,759	1,857,392	3,019,472
Adrian M. Senderowicz	26,210,993	6,739,158	3,019,472
Brian Stuglik	21,231,101	11,719,050	3,019,472
Troy E. Wilson	18,073,876	14,876,275	3,019,472

Proposal 2:	The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2021.

For	Against	Abstain	Broker Non-Votes
35,799,210	75,249	95,164	0

Proposal 3:	The Company’s stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
30,671,832	2,242,240	36,079	3,019,472

Proposal 4:	The Company’s stockholders voted to approve the Auerbach Warrant Amendment, to extend the term of the Auerbach Warrant from October 4, 2021 to October 4, 2026.

For	Against	Abstain	Broker Non-Votes
17,636,626	15,269,332	44,193	3,019,472

Proposal 5:	The Company’s stockholders voted to approve the Plan Amendment, to increase the number of shares of the Company’s common stock reserved for issuance under the Plan by 2,000,000 shares.

For	Against	Abstain	Broker Non-Votes
18,554,702	14,363,079	32,370	3,019,472

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Amendment to Warrant to Purchase Shares of Common Stock of Puma Biotechnology, Inc.

10.1	Fifth Amendment to Puma Biotechnology, Inc. 2011 Incentive Award Plan

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: June 17, 2021	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President